UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 8, 2013

Date of Report (date of earliest event reported)

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year

On March 8, 2013, the Board of Directors of Workday, Inc. (“Workday”) adopted an amendment (the “Amendment”) to the Bylaws of Workday. The Amendment became effective immediately upon its adoption. The Amendment:

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amended Section 1.2 of the Bylaws “Special Meetings” to clarify that special meetings of stockholders may be called only by the Chairperson of the Board of Directors, a Chief Executive Officer, the President, or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors of the Board of Directors; consistent with this clarification, Section 1.12.2 of the Bylaws “Special Meetings of Stockholders” was amended to expressly provide that stockholders may not propose additional items of business to be conducted at a special meeting of stockholders;

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amended Section 1.4 of the Bylaws “Adjournments” to clarify that the chairperson of any meeting of stockholders or the Board of Directors will have, in his, her, or its sole discretion, the power to adjourn the meeting to another time, date, and place (if any) whether or not a quorum is present;

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amended Section 1.8.1 of the Bylaws “Meetings” to permit the Board of Directors, in accordance with Section 213 of the Delaware General Corporation Law, to fix a record date for determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof and a separate record date for determining the stockholders entitled to vote at any meeting of the stockholders or any adjournment thereof, and to provide that, if the Board of Directors does not fix a record date, the record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next preceding day on which the meeting is held; if the Board of Directors fixes a new record date for the determination of the stockholders entitled to vote at an adjourned meeting, then the Board of Directors will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such meeting;

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amended Section 1.8.2 of the Bylaws “Stockholder Action by Written Consent” to conform the language to Section 213 of the Delaware General Corporation Law and to clarify that, if stockholders deliver written consents to Workday’s registered office, such delivery will be by hand or by certified or registered mail, return receipt requested;

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amended Section 1.10.1 of the Bylaws “General” to conform the language to Section 228 of the Delaware General Corporation Law to provide that written stockholder consents must be delivered to Workday at its principal place of business, to an officer or agent of Workday having custody of the book in which proceedings of meetings of stockholders are recorded, or by delivery to Workday’s registered office in the State of Delaware;

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amended Section 1.11.5 of the Bylaws “Opening and Closing of Polls” to clarify that the date and time of the opening and closing of the polls may be announced by the chairman of the meeting or by the inspector of elections;

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amended Section 1.12.1(b) of the Bylaws “Annual Meeting of Stockholders” to permit Workday to require any proposed nominee for election to the Board of Directors to furnish such information as Workday may reasonably require to determine (i) the eligibility of such nominee to serve as a director; (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule, or regulation, or any committee charter of Workday; and (iii) whether such nominee meets any publicly disclosed minimum of director qualifications established by Workday;

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amended Section 1.12.3(c) of the Bylaws “General” to require that a stockholder who delivers notice of proposed nominations for director elections or notice of proposed business to be brought before an annual meeting of stockholders must further update and supplement the notice so that the information provided in such notice will be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof;

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amended Section 1.12.3(d) of the Bylaws “General” to expressly exclude the application of the advance notice bylaw provisions set forth in Section 1.12.1 of the Bylaws “Annual Meeting of Stockholders” to any business proposed to be brought before an annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act;

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amended Section 2.1 of the Bylaws “Number; Qualifications” to provide that, in the event of any increase or decrease in the authorized number of directors, existing directors will remain in their current class, and any vacancies will be apportioned by the Board of Directors among the three classes of directors;

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amended the following sections of the Bylaws to make clarifying non-substantive amendments to the language set forth in such sections: Section 1.8.2 “Stockholder Action by Written Consent”; Section 1.8.3 “Other Matters”; Section 1.10.1 “General”; Section 1.12.1(b) “Annual Meeting of Stockholders”; Section 1.12.1(c) “Annual Meeting of Stockholders”; Section 1.10.3 “Notice of Consent”; Section 1.12.2 “Special Meetings of Stockholders”; Section 2.2 “Resignation; Vacancies”; Section 2.6 “Quorum; Vote Required for Action”; Section 4.4 “President”; Section 4.10 “Removal”; Section 6.1 “Indemnification of Officers and Directors”; Section 7.2 “Waiver of Notice”; and Section 8.1 “Interested Directors; Quorum”.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Workday, Inc.as adopted March 8, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2013	Workday, Inc.

/s/ James P. Shaughnessy
James P. Shaughnessy
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws of Workday, Inc. as adopted March 8, 2013